UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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FACT CORPORATION
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Date Filed: August 21, 2008

FACT CORPORATION

1530 9th Ave S.E.,

Calgary, Alberta T2G 0T7

August 21, 2008

Dear Fellow FACT Corp. Shareholder:

You are invited to attend our Annual Meeting of Shareholders on Thursday, September 25, 2008 at the  Entre-Gold Boardroom of the Fairmont Queen Elizabeth Hotel, 900 Boulevard Rene Levesque Ouest, Montreal, Quebec, Canada on Thursday, September 25, 2008 at 9:00 o’clock in the forenoon, Eastern Standard Time.

At the meeting we will ask you to elect the Board of Directors, to ratify the appointment of the independent registered public accountants and to consider one shareholder proposal to approve our 2008 stock option and stock award plan.  We will also review the progress of the Company during the past year and answer your questions.  We are not soliciting proxies for this meeting.  However, you have the option of submitting a Proxy instead of attending the Meeting.  If you elect to use a Proxy and require a sample form of Proxy, please contact the Company by telephone at (403) 204-0260 or e-mail to jdanforth@factfoods.com, and a sample will be provided to you for your convenience. You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

Cordially,

/s/ Jacqueline Danforth

Jacqueline Danforth

Chief Executive Officer

DEFINITIVE INFORMATION STATEMENT

FACT CORPORATION

1530 9th Avenue S.E., Calgary, Alberta, Canada T2G 0T7

THE COMPANY IS NOT SOLICITING PROXIES FOR THIS MEETING

FACT CORPORATION

a Colorado Company

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of FACT Corporation (the “Company”).  Such meeting to be held at the Entre-Gold Boardroom of the Fairmont Queen Elizabeth Hotel, 900 Boulevard Rene Levesque Ouest, Montreal, Quebec, Canada on Thursday, September 25, 2008 at 9:00 o’clock in the forenoon, Eastern Standard Time, for the following purposes:

-

Elect the Board of Directors.

-

Ratify the appointment of the independent registered public accountants.

-

Act upon one shareholder proposal to approve the Company’s 2008 Stock Option and Stock Award Plan.

Holders of record of the Company’s Class A Common Stock as of the close of business on August 8, 2008 ( the “Record Date”) will be entitled to vote at the Meeting.

August 21, 2008

/s/ Jacqueline Danforth

Jacqueline Danforth

Secretary

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who can attend the Annual Meeting?

Only shareholders of record as of the close of business on August 8, 2008, their authorized representative and guests will be able to attend the Annual Meeting.  Those attending the Annual Meeting must bring photo identification.

How do I vote at the Annual Meeting?

If you wish to vote at the Annual Meeting, written ballots will be available at the meeting.

If you are a registered shareholder (your shares are held in your name) and plan to attend the Annual meeting, you can obtain a ballot at the Annual Meeting by presenting your photo identification.

If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record) and plan to attend the Annual Meeting, you can obtain a ballot at the meeting by presenting your proof of ownership, such as a bank or brokerage account statement or a letter from your bank or brokerage firm or other holder of record confirming your ownership.

How do I vote if I cannot attend the Meeting?

All shareholders who are entitled to vote on the matters that come before the Annual Meeting have the opportunity to do so whether or not they attend the meeting in person.

We are not soliciting proxies for this meeting however you have the option of submitting a proxy instead of attending the Meeting.  If you elect to use a proxy and require a sample form of proxy, please contact the Company by telephone at (403) 204-0260 or e-mail to jdanforth@factfoods.com, and a sample will be provided to you for your convenience.

Registered Shareholders – If you are a registered shareholder holding shares directly in the Company under your own name and are unable to attend the Annual Meeting, you can vote your shares by proxy by mailing or faxing the proxy to the Company to arrive no less than 48 hours prior to the date of the Annual Meeting.  You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

Beneficial Owners – If you are a beneficial owner holding shares through a bank, broker or other holder of record and are unable to attend the Annual meeting, you can request a form of proxy from the Company and refer to the information provided by that entity for instructions on how to vote your shares.

If I provide a proxy to the Company can I revoke my proxy?

You may revoke your proxy by casting a ballot at the Annual Meeting.   Any proxy not revoked will be voted as specified on the proxy.  If you return your proxy and no vote is specified (and you do not vote against a nominee or indicate that you abstain), your proxy will be voted in accordance with the Board of Directors’ recommendations.

What constitutes a quorum at the Annual Meeting?

Under Colorado law and the Company’s By-laws, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established.  Once a share of the Company’s Class A common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

How are votes counted?

Election of Directors.  Under Colorado law and the Company’s By-laws, assuming the existence of a quorum at the meeting, the nominees for directors who receive a plurality of all of the votes entitled to be cast shall be elected to the Board of Directors.  Abstentions and shares that are voted “against” a director nominee will not be counted toward such nominee’s election.

Ratification of Independent Register Public Accountants.  Under Colorado law and the Company’s By-laws, ratification of the appointment of the independent registered public accountants will be approved if a majority of all the votes entitled to be case are in favor of ratification.

Shareholder Proposals.  Under Colorado law and the Company’s By-laws, the affirmative vote of a majority of the votes entitled to be cast is required for adoption of each shareholder proposal resolution.

Note on Abstentions.  If you abstain from voting on a particular matter, your vote will be counted as present for determining whether a quorum exists but will not be treated as cast either for or against that matter.

Dissenters Rights of Appraisal

The Company’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the Annual Meeting.

Are my votes confidential?

FACT’s policy is that proxies identifying individual shareholders are private except as necessary to determine compliance with law or assert or defend legal claims.

FACT Corporation

1530 9th Avenue S.E.,

Calgary, Alberta T2G 0T7

www.factfoods.com

INFORMATION STATEMENT

The Board of Directors of FACT Corporation (“FACT” or the “Company”) is first mailing this Information Statement for the Annual Meeting of the Shareholders to be held on Thursday, September 25, 2008 or at such other times and places to which the Annual Meeting may be adjourned.

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on August 8, 2008 (the “Record Date”), at which time the Company had issued and outstanding 17,154,406 shares of  Class A common stock, $0.001 par value (the “Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

FACT is making its first mailing of this Information Statement on or about August 25, 2008.

ELECTION OF DIRECTORS (MEETING ITEM NO. 1)

The Board of Directors (the “Board”) proposes the following three nominees for election as directors at the Annual Meeting.  The directors will hold office from election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.  If any of these nominees for director becomes unavailable, the Board intends to ask that the shareholders vote for any alternative designated by the current Board of Directors.  If all of the three director nominees are elected, the Board of Directors will have one vacancy.  Votes cannot be cast for a greater number of persons than the nominees named.

JACQUELINE R. DANFORTH, Ms. Danforth has been a member of the Board of Directors and the President of FACT Corporation since August 7, 2001.  Ms. Danforth has been a director and Secretary of Food and Culinary Technology Group Inc. since its acquisition by the Company, November 7, 2001, and President since July 22, 2002.  Ms. Danforth was also named President, Secretary-Treasurer and appointed to the Board of Directors of FACT Products Inc. on November 5, 2001, and has been President and a director of Wall Street Investment Corp since its re-instatement November 15, 2001.  Ms. Danforth became the President, Secretary and Treasurer, as well as a director of Wall Street Real Estate Ltd. upon its incorporation on July 23, 2002.  Over the past ten years, Ms. Danforth has worked for both private and publicly traded companies, providing management services and corporate direction.  She has extensive experience in start up operations, and her range of experience with publicly traded corporations listed on both Canadian and US exchanges includes all aspects of public reporting, corporate finance and shareholder communications.  She has worked in a broad range of industry sectors including natural resources and technology.  Ms. Danforth continues to provide consulting services to other private and public corporations on a limited basis, and sits as a director on several private and public boards.  She is Canadian-born and educated, well traveled and currently resides in Canada.  She is the President and sole director of Argonaut Management Group, Inc., her private consulting company.

DR. BRIAN RAINES, Dr. Raines was appointed to the Board of directors of FACT in January 2003.  Dr. Raines is also the Director of Science for FACT Group and has spent 40 years in various scientific and technical positions in the food industry.  From 1998 to present, Dr. Raines has served as a consultant, providing basic scientific research adaptation in the specific area of nutraceuticals and functional foods.  From 1990 to 1998 (retirement), Dr. Raines served as Vice President of Technical Services for Unilever Canada/Lipton.  From 1980 to 1990, Dr. Raines served as Director of Research and Quality Control for Unilever/Lawry’s Foods, Los Angeles.  Prior to this he served in various technical management positions for Mars Inc., Berthelet and Leger.  Dr. Raines is an active member of the Canadian Institute of Food Science and Technology and is currently serving as International Liasion.  He is a past National President and Chair of the Toronto section.  He is also a member of the Scientific Advisory Board of The National Institute of Nutrition.  Dr. Raines has chaired various committees of the Institute of Food Technologies/USA and was awarded the distinguished service award for the Q.A. Division in 1992.  Dr. Raines has a B.Sc. from Concordia Montreal and a Ph.D. from North Carolina State University.  He is also a Fellow of the Canadian and American Institutes of Food Technology.

PAUL LITWACK, Mr. Litwack was appointed to the Board of Directors of FACT Corporation and FACT Group Inc. in January 2003.  Mr. Litwack joined DA-TECH CORPORATION, an electronic manufacturing services company in 1999 and currently serves as Chairman and Chief Executive Officer.  During the five years prior to joining DA-TECH, Mr. Litwack was Chief Executive Officer of Frankford Chocolate & Candy Company.  From 1990 to 1993, Mr. Litwack was with Northfield Foods Inc. as vice President – Marketing/Sales and General Manager of their Ashe County Division.  Prior to that, Mr. Litwack served as the Director of New Products and then the Director of Frozen Desserts for Kraft General Foods’ Dairy Products Division.  Mr. Litwack earned a BS in Engineering from Brown University in 1976 and an MBA from the Wharton School of Finance and Commerce in 1978.

The Board of Directors recommends that Shareholders vote for the election of each Director being nominated.

OWNERSHIP OF FACT COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of August 8, 2008, the shares of FACT Common Stock beneficially owned by each director (including each nominee), by each of the executive officers and by all directors and executive officers as a group.  Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Class A Common	Jacqueline R. Danforth, President, Secretary, Treasurer and director of FACT Corporation; President, director and Secretary of Food and Culinary Technology Group, Inc., director of FACT Products Inc., President, Secretary, Treasurer and director of Wall Street Real Estate Ltd. and President and director of Wall Street Investment Corp.	118,410 Class A common shares held directly and 300,369 shares held indirectly in the name of Argonaut Management Group Inc. (2)	2.44%
Class A Common	Dr. Brian Raines, director of FACT Corporation	1,060,000 Class A common shares held indirectly in the name of Food Information Services Inc. (3)	6.12%
Class A Common	Paul Litwack, director of FACT Corporation and Food and Culinary Technology Group Inc.	460,000 Class A common shares(4)	2.68%
Common	All Officers and Directors as a group	1,938,779 Class A common shares	11.24%

(1)   Based on 17,154,406 shares of Class A common stock outstanding.

(2)

Ms. Danforth is the beneficial owner of Argonaut Management Group Inc.

(3)

This amount includes incentive stock options for 100,000 shares under the Company’s 2003 Stock Option and Stock Award Plan.   Food Information Services Inc. is a Florida corporation owned by Dr. Raines.

(4)

This amount includes incentive stock options for 100,000 shares under the Company’s 2003 Stock Option and Stock Award Plan.

OWNERSHIP OF FACT COMMON STOCK BY 5% SHAREHOLDERS

The following table sets forth information, as of August 8, 2008, with respect to the beneficial ownership of the Company’s Class A Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.  Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable 5% shareholders have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Class A Common	Caribbean Overseas Investments Ltd. Cor 12 Baymen Ave and Calle Al Mar Belize City, Belize	1,170,296 Class A common shares	6.82%
Class A Common	International Securities Group Inc. 1530 9th Ave SE Calgary, Alberta T2G 0T7	6,312,456 Class A common shares	36.79%

(1) Based on 17,154,406 shares of Class A common stock outstanding.

CORPORATE GOVERNANCE AT FACT CORPORATION

Board of Directors

Our business and affairs are overseen by our Board of Directors pursuant to the Colorado Statutes and our By-laws.  Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and with key members of management, by reviewing materials provided to them and by participating in Board meetings.  Members of the Board of Directors are elected annually.

Regular attendance at Board meetings and the Annual Meeting is required of each director.  FACT’s Board held one meeting and acted by unanimous written consent five times during the fiscal year ending December 31, 2007.

Director Independence

The Board of Directors has made a determination as to their requirements for defining director independence.  The Board has determined that to be considered independent, a director may not have any direct or indirect material relationships with the Company.  In making a determination of whether a material relationship exists, the Board considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.  The Board has determined that a director will not be independent if he serves as an executive officer, director or trustee of a tax exempt organization that has received contributions from the Company or any of its consolidated subsidiaries in any of the last three fiscal years that exceeds the greater of $1 million or 2% of the consolidated gross revenues of such tax exempt organization for its last completed fiscal year.

Consistent with these considerations, the Board has reviewed all relationships between the Company and the members of the Board and has affirmatively determined that the non-management directors standing for election listed below are independent based on the application of the Company’s independence standards.

Paul Litwack

Brian Raines

None of the non-management directors receives any fees from the Company other than those received in his capacity as a director.

Committees of the Board of Directors

The Board of Directors does not currently have any standing committees.   The Company’s Board presently includes only two independent members, and therefore it is not feasible to form committees at this time.

The Board of Directors currently performs the same functions as an audit committee.  The Company does not have a nominating committee because the Company has to date been a small business issuer traded on the Over the Counter Bulletin Board and the Board of Directors felt  it was not necessary to have a separate nominating committee.  The functions customarily attributable to this committee are performed by the Board of Directors as a whole. At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by the Company shareholders because historically the Company has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

Going forward the Board of Directors intends to pursue the appointment of additional qualified, independent members to its Board and will pursue the formation of the following committees as soon as practicable:

1.  A Nominating and Corporate Governance Committee

2.  An Audit Committee

3.  A Compensation Committee

Review and Approval of Transactions with Related Parties

Based on a review of transactions which any director or executive officer, or their immediate family members, may have with the Company in which the director or executive officer or their immediate family members, has a direct or indirect material interest, the following related party transactions are reported herein up to the fiscal year ended December 31, 2007:

Ultimate Resort Destinations Inc., a Nevada corporation, holds a Secured Convertible Debenture issued to it by the Company in the total amount of $650,000 dated December 31, 2002 and originally maturing on December 31, 2004.  During the month of December 2004, the Company renegotiated the terms of the Debenture with the lender to extend the note for a period up to an additional 12 months, or December 31, 2005.  Interest will continue to accrue at a rate of 18% per annum, and shall accrue until maturity, at which time the principal and all accrued and unpaid interest shall become due and payable. During fiscal year ended December 31, 2005, the Company paid an amount of $200,905 which was applied first to interest and then to principal.  At December 31, 2005, the debenture was renegotiated to extend the term for a further 30 months to June 30, 2008.  Subsequent to the fiscal year ended December 31, 2005, the Company paid down an amount of $27,476 against interest and $181,785 against principal on the debenture and the debenture holder agreed to a reduction in the interest rate to 10% per annum. During fiscal 2006, the Company reduced the loan by a further payment of $65,717 as to principal. During fiscal 2007 the Company further reduced the loan by payment of $8,315 as to principal and $63,990 to accrued interest.  The sole director and officer of Ultimate Resort Destinations Inc. is Mr. Clifford Larry Winsor who is Ms. Danforth’s stepfather.  The outstanding balance of the loan including interest as at December 31, 2007 totaled $234,878. On August 15, 2008 the Company was successful in extending the debenture for a further 24 months (to June 30, 2010) on the same terms.

During fiscal 2007 Ultimate Resort Destinations Inc. assumed an amount payable to a supplier of

FACT Products totaling $143,353 by way of a settlement payment made to the supplier to settle certain litigation between FACT Products and the supplier.  The amount is non-interest bearing and is due on demand.

AUDIT AND NON-AUDIT FEES

The following table sets forth the fees billed to the Company for professional services rendered by the Company's principal accountant, for the year ended December 31, 2007 and December 31, 2006:

Services	Fiscal year ended December 31, 2007	Fiscal year ended December 31, 2006
Audit fees	$5,000	$6,000
Audit related fees	$650	$3,750
Tax fees	$18,100	$-
Total fees	$23,800	$9,750

Audit fees consist of fees for the audit of the Company's annual financial statements or the financial statements of the Company’s Subsidiaries or services that are normally provided in connection with the statutory and regulatory filings of the annual financial statements.

Audit-related services include the review of the Company's financial statements and quarterly reports that are not reported as audit fees.

Tax fees included tax planning and various taxation matters.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compen-sation ($)	All Other Compen-sation ($)	Total ($)
Jacqueline Danforth, PEO	2007	$101,244	-0-	-0-	-0-	-0-	-0-	-0-	$101,244

(1)

For 2007, Ms. Danforth received payment of $35,000 and the balance of $66,244 was accrued.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

There were no outstanding equity awards at fiscal year end.

DIRECTORS COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jacqueline Danforth	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Paul Litwack	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Brian Raines	-0-	-0-	-0-	-0-	-0-	-0-	-0-

The Company has made no arrangements for the remuneration of its directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf.  No remuneration has been paid to the Company’s officers or directors for services to date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors, and persons who own more than ten percent of the Company’s common shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

There were no officers, directors or beneficial owners of more than 10% of our securities who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year ending December 31, 2007.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (MEETING ITEM NO. 2)

The Board of Directors approved the appointment of Child, Van Wagoner & Bradshaw, PLLC on August 10, 2008, subject to ratification by shareholders.  Child, Van Wagoner & Bradshaw, PLLC have served as our independent auditors for fiscal 2007.  Our auditors for fiscal 2006 were Miller and McCollom, Certified Public Accountants.  We do not expect a representative of Child, Van Wagoner & Bradshaw, PLLC to attend this meeting.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Child, Van Wagoner & Bradshaw, PLLC for 2008.

APPROVAL OF 2008 STOCK OPTION AND STOCK AWARD PLAN (MEETING ITEM NO. 3)

The Board of Directors approved a stock option and stock award plan on August 10, 2008 (the “Plan”).  Under the Plan, a maximum of 2,000,000 shares of the Common Stock of the Company are authorized may be granted to directors, officers, employees and consultants of the Company.  The duration of the Plan has been set at ten years from the time of adoption by the Board of Directors.  We have appended a copy of this Plan as Exhibit A to this Information Statement.

The Board of Directors recommends that shareholders vote FOR the approval of the Company’s 2008 stock option and stock award plan.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting.

2009 SHAREHOLDERS’ PROPOSALS

The Company welcomes comments or suggestions from its shareholders.  Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  For such proposals to be considered for inclusion in the Proxy Statement or Information Statement for the 2009 Annual Meeting of Shareholders, such proposals must be received by the Company no later than May 31, 2009.  Any shareholder proposal submitted outside the process described above is considered untimely, if provided after May 31, 2009. Such proposals should be directed to FACT Corporation, 1530 9th Ave S.E., Calgary, Alberta T2G 0T7 to the Attention of the Board of Directors.

GENERAL

FACT will pay the costs relating to this Information Statement and the Annual Meeting.

The Annual Report to Shareholders for 2007, including financial statements was delivered with this Information Statement.   A copy of FACT’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (without exhibits) will be sent to any shareholder without charge by contacting the Company at the address or phone number listed below.  You may also obtain our Annual Report on Form 10-KSB over the internet at the Securities and Exchange Commission’s website, www.sec.gov.

A copy of this Information Statement is being delivered to only one security holder if there is more than one security holder sharing one address, unless we had received contrary instructions.  To make a request for more than one copy, please contact in writing or by phone, to FACT Corporation, 1530 9th Avenue S.E., Calgary, Alberta, T2G 0T7, telephone number (403) 204-0260.  If you received more than one copy of this information statement and wish to reduce the number of reports you receive in the future, we will discontinue the mailing of reports on the accounts you select upon your request to the Company at the foregoing address.

By order of the Board of Directors

/s/ Jacqueline Danforth

Jacqueline Danforth

Secretary

EXHIBIT A

FACT CORPORATION

 2008 STOCK OPTION

AND STOCK AWARD PLAN

1.

Definitions

Each of the following terms shall have the respective meanings set forth below for purposes of this Plan, whether employed in the singular or plural unless the particular context in which said term is used clearly indicates otherwise:

(a)

“Administrator” shall mean, during the entire term of this Plan, the person or persons appointed by the Board to administer this Plan or in the event that no such person is appointed, the Board.

(b)

“Board” shall mean the Company’s Board of Directors.

(c)

“Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(d)

“Company” shall mean FACT CORPORATION, a Colorado corporation.

(e)

“Directors” shall mean each and every member of the Board of Directors of the Company (as such term is defined below) as presently constituted and as may otherwise be constituted during the term hereof.

(f)

“Effective Date” shall mean as of the date this Plan is adopted by the Board of Directors of the Company.

(g)

“Option” shall mean the right to purchase a specified number of shares of the Common Stock pursuant to the terms and conditions set forth in this Plan.

(h)

“Optionee” shall mean the recipient of Options hereunder.  Any reference herein to the employment or consultancy of an Optionee by the Company shall include Optionee’s employment or consultancy by the Company or its subsidiaries, if any.

(i)

“Plan Termination Date” shall mean the date upon which this Plan terminates.

(j)

“Stock Award” shall mean the granting and issuance of the Common Stock pursuant to the terms and conditions set forth in this Plan.

2.

Purpose

The purpose of this Plan is to maintain the ability of the Company and its subsidiaries to attract and retain highly qualified and experienced directors, officers, employees and consultants (“Participants”) and to give such Participants a continued proprietary interest in the success of the Company and its subsidiaries.  Pursuant to this Plan, eligible Participants will be provided the opportunity to participate in the enhancement of shareholder value through the grants of options, stock appreciation rights, awards of free trading stock and restricted stock, bonuses and/or fees payable in stock, or any combination thereof.  The term “subsidiary” as used in this Plan shall mean any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

1

3.

Administrator(s) of this Plan

(a)

Powers of the Administrator: Subject to the provisions of paragraph 5 hereof, this Plan shall be administered by the Administrator, and the Administrator shall have the authority, in its discretion:

(i)

to determine the fair market value of the securities to be issued under this Plan;

(ii)

to select the participants to whom the Options and Stock Awards may be granted hereunder;

(iii)

to determine whether and to what extent Options or Stock Awards or any combination thereof, are granted hereunder;

(iv)

to determine the number of shares of Common Stock or equivalent units to be covered by each Option and Stock Award granted hereunder;

(v)

to approve forms of agreement for use under this Plan;

(vi)

to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option or Stock Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Option or Stock Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)

to construe and interpret the terms of this Plan and Options or Stock Awards;

(viii)

to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)

to modify or amend each Option or Stock Award (subject to Section 18(c) of the Plan);

(x)

to authorize any person to execute on behalf of the Company any instrument or treasury order required to effect the grant of an Option or Stock Award previously granted by the Administrator;

(xi)

to make all other determinations deemed necessary or advisable for administering this Plan.

(b)

Effect of Administrator's Decision:  The Administrator's decisions, determinations and interpretations shall be final and binding on the Company, all participants and any other holders of Options or Stock Awards.

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(c)

Each grant or award made pursuant to this Plan shall be evidenced by an Option Agreement or Stock Award Agreement (the "Agreement").  No person shall have any rights under any option, restricted stock or other award granted under this Plan unless and until the person to whom such Option, restricted stock or other Stock Award shall be granted shall have executed and delivered an Agreement to the Company.  The Administrator(s) shall prescribe the form of all Agreements. A fully executed counterpart of the Agreement shall be provided to both the Company and the recipient of the grant or award.

(d)

The Company shall indemnify and hold harmless the Directors and the Administrator(s) from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities, and obligations under this Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, and/or criminal acts of such persons.

4.

Shares of Stock Subject to this Plan

The maximum number of shares of the common stock, par value $0.001 per share, that may be optioned or awarded under this Plan is 2,000,000 shares, subject to adjustment as provided in Section 15 hereof.  Any shares subject to an Option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under this Plan; provided, however, that forfeited shares shall not be available for further awards if the Participant has realized the benefits of ownership from such shares.  Shares subject to this Plan may be either, authorized and un-issued shares or issued shares repurchased or otherwise acquired by the Company or its subsidiaries.

5.

Grant of Options

(a)

The Administrator(s) shall have the authority and responsibility, within the limitations of this Plan, to determine the Directors, employees and consultants to whom and the times at which Options are to be granted, the number of shares of Common Stock which may be purchased under each Option, the provisions of the respective Option Agreements (which need not be identical) including provisions concerning the time or times when, and the extent to which, the Options may be exercised, and the Option exercise price.  All Options pursuant to this Plan shall be granted on or before the Plan Termination Date.

(b)

In determining the Directors, employees and consultants to whom Options shall be granted, the number of shares of Common Stock to be covered by each such Option, and the provisions of the respective Option Agreements, the Administrator(s) shall take into consideration the employee’s or consultant’s present and potential contribution to the success of the Company and such other factors as the Administrator(s) may deem proper and relevant.

(c)

The aggregate fair market value (determined as of the date upon which an Option is granted) of the Common Stock for which any Optionee may exercise incentive stock options for the first time in any calendar year (under all plans of the Company and any parent or subsidiary of the Company which plans provide for granting of incentive stock options within the meaning of Section 422(b) of the Code) shall not exceed $100,000.

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6.

Eligibility

Directors, employees, including officers, of the Company and its divisions and subsidiaries, and consultants who provide bona fide services to the Company are eligible to be granted Options, free trading stock, restricted stock and other Stock Awards under this Plan and to have their salaries, bonuses and/or consulting fees payable in free trading stock, restricted stock and other Stock Awards.  The Directors, employees, and consultants who shall receive awards or options under this Plan, and the criteria to be used in determining the award to be made, shall be determined from time to time by the Administrator(s), in their sole discretion, subject to the limitations set forth in Section 8 below, from among those eligible, which may be based upon information furnished to the Administrator(s) by the Company's management; and the Administrator(s) shall determine, in their sole discretion, the number of shares to be covered by each Stock Award and option granted to each Director, employee or consultant selected.

7.

Duration of this Plan

No award or Option may be granted under this Plan after more than ten (10) years from the earlier of the date this Plan is adopted by the Board.

8.

Terms and Conditions of Stock Options

Options granted under this Plan may be either incentive stock options, as defined in Section 422 of the Code, or Options other than incentive stock options.  Each Option shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Administrator(s) shall determine:

(a)

The Option price per share shall be set by the Board of Directors at the time of each Stock Award issuance or Option grant.

(b)

The exercise of certain Options granted under this Plan may be subject to the attainment of such performance goals, and/or during such period as may be determined by the Administrator(s) and stated in the Agreement.

(c)

An Option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of fifty (50) shares or the full number of shares then subject to the Option. No fractional shares of Common Stock shall be issued upon the exercise of an Option. If a fractional share of Common Stock shall become subject to an Option by reason of a stock dividend or otherwise, the Optionee shall not be entitled to exercise the Option with respect to such fractional share.

(d)

Each Option shall state whether it will or will not be treated as an incentive stock option.

(e)

Each Option will be deemed exercised on the day written notice specifying the number of shares to be purchased, accompanied by payment in full including, if required by law, applicable taxes, is received by the Company.  Payment, except as provided in the Agreement shall be:

(i)

in United States dollars by check or bank draft, or

(ii)

by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the Option, which may include shares received as the result of a prior exercise of an Option, and having an aggregate fair market value, on the date on which the

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Option is exercised, equal to the total cash exercise price applicable to the Options being exercised, or

(iii)

by a combination of United States dollars and shares of Common Stock valued as aforesaid.

For purposes of this Plan, fair market value shall be the mean between the highest and lowest prices at which the Common Stock is traded on a national securities exchange or an automated securities quotation exchange on the relevant date, provided however, if there is no sale of the Common Stock on such exchange on such date, fair market value shall be the mean between the bid and asked prices on such exchange at the close of the market on such date.  No Optionee shall have any rights to dividends or other right of a shareholder with respect to shares of Common Stock subject to his or her Option until he or she has given written notice of exercise of such Option and paid in full for such shares.

(f)

Notwithstanding the foregoing, the Administrator(s) may, in their sole discretion, include in the Agreement a provision to allow for the cashless exercise of any Options granted by such Agreement under this Plan.

(g)

The Administrator(s) may, in their discretion, include in the grant of any Option the right of a grantee (hereinafter referred to as a “stock appreciation right”) to elect, in the manner described below, in lieu of exercising his or her Option for all or a portion of the shares of Common Stock covered by such Option, to relinquish his or her Option for all or a portion of the such shares and to receive from the Company a payment equal in value to (x) the fair market value, as determined in accordance with Section 8(e), of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, less (y) the exercise price for that number of shares of Common Stock for which the grantee shall have made such election under the terms of such Option.  A stock appreciation right shall be exercisable at the time the tandem option is exercisable, and the “expiration date” for the stock appreciation right shall be the amount described in (x) above exceeds the amount described in (y) above.  An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Administrator(s), is received by the Company.  An Option or any portion thereof with respect to which a grantee has elected to exercise a stock appreciation right shall be surrendered to the Company and such Option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised.  The grant of a stock appreciation right shall be evidenced by an Agreement.  The Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by him or her.

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(h)

Except as provided in the applicable Agreement, an Option may be exercised only if at all times during the period beginning with the date of the granting of the Option and ending on the date of such exercise, the grantee was a consultant or employee of either the Company (or of a division) or subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code.  The Agreement shall provide whether, and to what extent, an Option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the Option.  If the grantee should die, or become permanently disabled as determined by the Administrator(s) at any time when the Option, or any portion thereof, shall be exercisable, the Option will be exercisable within a period provided for in the Agreement, by the Optionee or person or persons to whom his or her rights under the Option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the Option. The Administrator(s) may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

(i)

Each Option by its terms shall be personal and shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution.  During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee.  In the event any Option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased Optionee as provided in Section 8(h) above, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased Optionee’s estate or the proper legatees or distributes thereof.

(j)

No incentive stock option shall be granted to an employee  who owns or would be treated as owning by attribution under Code Section 424(d) immediately before the grant of such incentive stock option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.  This restriction shall not apply if, (i) at the time such incentive stock option is granted, the Option price is at least 110% of the fair market value of the shares of Common Stock subject to the Option, as determined in accordance with Section 8(e) on the date of grant, and (ii) the incentive stock option by its terms is not exercisable after the expiration of five years from the date of its grant.

(k)

An Option and any Common Stock received upon the exercise of an Option shall be subject to such other transfer restriction and/or legending requirements as are specified in the applicable Agreement.

(l)

No Options or Stock Awards shall be made to any consultant in exchange for or as compensation for capital raising, investor relations or stock promotion.

(m)

Any Options or Stock Awards that are made to any Directors shall be held in trust by the Company until such issuance or issuances are approved by shareholders of the Company holding no less than a majority of the Company’s outstanding shares of common stock at the time of such approval.

9.

Terms and Conditions of Restricted Stock Awards

Awards of restricted stock under this Plan shall be subject to all the applicable provisions of this Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Administrator(s) shall determine:

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(a)

Awards of restricted stock may be in addition to or in lieu of Option grants.  Awards may be conditioned on the attainment of particular performance goals based on criteria established by the Administrator(s) at the time of each award of restricted stock.  During a period set forth in the Agreement (the "Restriction Period"), the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price pursuant to any Option granted under this Plan, provided an equal number of shares delivered to the Optionee shall carry the same restrictions as the shares so used.

(b)

Shares of restricted stock shall become free of all restrictions if during the Restriction Period, (i) the recipient dies, (ii) the recipient's directorship, employment, or consultancy terminates by reason of permanent disability, as determined by the Administrator(s), (iii) the recipient retires after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a division or subsidiary, or (iv) if provided in the Agreement, there is a "change in control" of the Company (as defined in such Agreement).  The Administrator(s) may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

(c)

Unless and to the extent otherwise provided in the Agreement, shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of directorship, employment or consultancy during the Restriction Period for any reason other than death, permanent disability, as determined by the Administrator(s), retirement after attaining both 59 1/2 years of age and five years of continuous service with the Company and/or a subsidiary or division, or, to the extent provided in the Agreement, a "change in control" of the Company (as defined in such Agreement), except to the extent the Administrator(s), in their sole discretion, finds that such forfeiture might not be in the best interests of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

(d)

Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power endorsed in blank by the recipient.  The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

(e)

Restricted Stock shall become free of the foregoing restrictions upon expiration of the applicable Restriction Period and the Company shall then deliver to the recipient Common Stock certificates evidencing such stock.

(f)

Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements as are specified in the applicable Agreement.

10.

Bonuses and Past Salaries and Fees Payable in Stock

(a)

In lieu of cash bonuses otherwise payable under the Company’s or applicable division’s or subsidiary’s compensation practices to Directors, officers, employees and consultants eligible to participate in this Plan, the Administrator(s), in their sole discretion, may determine that such bonuses shall

7

be payable in Common Stock or partly in Common Stock and partly in cash.  Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock which shall be free trading unless otherwise determined by the Administrator(s) in their sole discretion.  The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such bonus amount by the fair market value of one share of Common Stock on the date the bonus is payable, plus ten percent with fair market value determined as of such date in accordance with Section 8(e).

(b)

In lieu of salaries and fees otherwise payable by the Company to Directors, officers, employees and consultants eligible to participate in this Plan that were incurred for services rendered at any time to the Company, in the event such Directors, officers, employees or consultants elect, the Administrator(s) may provide that such unpaid salaries and fees shall be payable in Common Stock or partly in Common Stock and partly in cash.  Such awards shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Administrator(s) may determine in their sole discretion.  The number of shares of Common Stock payable in lieu of salaries and fees otherwise payable shall be determined by the Administrator.

11.

Change in Control

Each Agreement may, in the sole discretion of the Administrator(s), provide that any or all of the following actions may be taken upon the occurrence of a change in control (as defined in the Agreement) with respect to the Company:

(a)

acceleration of time periods for purposes of vesting in, or realizing gain from, or exercise of any outstanding Option or stock appreciation right or shares of restricted stock awarded pursuant to this Plan;

(b)

offering to purchase any outstanding Option or stock appreciation right or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Administrator(s), as of the date of the change in control; or

(c)

making adjustments or modifications to outstanding Options or stock appreciation rights or with respect to restricted stock as the Administrator(s) deems appropriate to maintain and protect the rights and interests of the Participants following such change in control, provided, however, that the exercise period of any option may not be extended beyond 10 years from the date of grant.

12.

Transfer, Leave of Absence

For purposes of this Plan:

(a)

transfer of an employee from the Company the division or subsidiary of the Company, whether or not incorporated, or vice versa, or from one division or subsidiary of the Company to another, and

(b)

a leave of absence, duly authorized in writing by the Company or a subsidiary or division of the Company, shall not be deemed a termination of employment.

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13.

Rights of Directors, Employees and Consultants

(a)

No person shall have any rights or claims under this Plan except in accordance with the provisions of this Plan and each Agreement.

(b)

Nothing contained in this Plan and Agreement shall be deemed to give any Director, employee or consultant the right to continued employment by the Company or its divisions or subsidiaries.

14.

Withholding Taxes

The Company shall require a payment from a Participant to cover applicable withholding for income and employment taxes upon the happening of any event pursuant to this Plan which requires such withholding.  The Company reserves the right to offset such tax payment from any funds which may be due the Participant from the Company or its subsidiaries or divisions or, in its discretion, to the extent permitted by applicable law, to accept such tax payment through the delivery of shares of Common Stock owned by the Participant or by utilizing shares of the Common Stock which were to be delivered to the Participant pursuant to this Plan, having an aggregate fair market value, determined as of the date of payment, equal to the amount of the payment due.

15.

Adjustments

In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan shall be adjusted appropriately by the Board, and, where deemed appropriate, the number of shares covered by outstanding stock options and stock appreciation rights outstanding and the number of shares of restricted stock outstanding, and the option price of outstanding stock options, shall be similarly adjusted. If another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Administrator(s).  In the event of any other change affecting the shares of Common Stock available for awards under this Plan, such adjustment, if any, as may be deemed equitable by the Administrator(s), shall be made to preserve the intended benefits of this Plan giving proper effect to such event.

16.

Miscellaneous Provisions

(a)

This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under this Plan.  The expenses of this Plan shall be borne by the Company.

(b)

The Administrator(s) may, at any time and from time to time after the granting of an Option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such Option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, the Code, federal and state securities laws and methods of withholding or providing for the payment of required taxes.

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If at any time the Administrator(s) shall determine in its discretion that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Administrator(s).

(a)

By accepting any benefit under this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification, and consent to, any action taken under this Plan by the Administrator(s), the Company or the Board.

(b)

This Plan shall be governed by and construed in accordance with the laws of the Company’s state of incorporation.

(f)

Administrator(s) members exercising their functions under this Plan are serving as directors of the Company and they shall therefore be entitled to all rights of indemnification and advancement of expenses accorded directors of the Company.

17.

Limits of Liability

(a)

Any liability of the Company or a subsidiary of the Company to any Participant with respect to any option or award shall be based solely upon contractual obligations created by this Plan and Agreement.

(b)

Neither the Company nor a division or subsidiary of the Company, nor any member of the Administrator(s) or the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in connection with this Plan, except as may expressly be provided by statute.

18.

Amendments and Termination

The Board may, at any time, amend, alter or discontinue this Plan; provided, however, no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock, Option, stock appreciation rights or stock bonus theretofore granted, without his or her written consent, or which, without the approval of the shareholders would:

(a)

except as provided in Section 15, increase the maximum number of shares of Common Stock which may be issued under this Plan;

(b)

except as provided in Section 15, decrease the option price of an Option (and related stock appreciation rights, if any) to less than 100% of the fair market value (as determined in accordance with Section 8(e)) of a share of Common Stock on the date of the granting of the Option (and related stock appreciation rights, if any);

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(c)

materially change the class of persons eligible to receive an award of restricted stock or Options or stock appreciation rights under this Plan;

(d)

extend the duration of this Plan; or

(e)

materially increase in any other way the benefits accruing to Participants.

19.

Duration

This Plan shall be adopted by the Board and approved by the Company’s shareholders and such regulatory bodies as may in each case be necessary, which approvals, if required, must occur either before, or no later than the period ending twelve months after the date, this Plan is adopted.  Subject to such approvals, grants and awards may be made under this Plan between the date of its adoption and receipt of such approvals.  This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)

upon the adoption of a resolution of the Board terminating this Plan;

(b)

the date all shares of Common Stock subject to this Plan are purchased according to this Plan’s provisions; or

(c)

ten years from the date of adoption of this Plan by the Board.

No such termination of this Plan shall adversely affect the rights of any Participant hereunder and all Options or stock appreciation rights previously granted and restricted stock and stock bonuses awarded hereunder shall continue in force and in operation after the termination of this Plan, except as they may be otherwise terminated in accordance with the terms of this Plan.

20.

Other Compensation Plans

This Plan shall not be deemed to preclude the implementation by the Company or its divisions or subsidiaries of other compensation plans which may be in effect from time to time, nor adversely affect any rights of Participants under any other compensation plans of the Company or its divisions or subsidiaries.

21.

Non-Transferability

No right or interest in any award granted under this Plan shall be assignable or transferable, except as set forth in this Plan and required by law, and no right or interest of any participant in any award shall be liable for, or subject to, any lien, obligation or liability except as set forth in this Plan or as required by law.

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